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                                                                  Exhibit 3.1(d)



                            AMENDED AND CONSOLIDATED
                            ARTICLES OF INCORPORATION

                                       OF

                               THE GRADALL COMPANY

         The GRADALL COMPANY, an Ohio corporation (the "Corporation"), does hereby adopt the following Amended and Consolidated Articles of Incorporation (the "Articles of Incorporation") pursuant to the provisions of Chapter 1701 of the Revised Code of Ohio, as amended and implemented, and as hereinafter sometimes referred to as the "General Corporation Law".

         FIRST: The name of the Corporation (hereinafter called the "Corporation") is:

                               THE GRADALL COMPANY

         SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is: City of New Philadelphia, County of Tuscarawas, Zip Code: 44663.

         THIRD: The purposes for which the Corporation is formed shall be any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

         FOURTH: The authorized number of shares of the Corporation is:

                                       PAR VALUE                       NUMBER OF
            CLASS                      PER SHARE                   AUTHORIZED SHARES
       --------------                -------------                 -----------------
       Class A Common                 No par value                       5,000

       Class B Common                 No par value                        100

       Class C Common                 No par value                        128

         The Class A Common, Class B Common and Class C Common Stock shall be collectively defined herein as the "Common Shares".

         All or any part of said Common Shares without par value may be issued by the Corporation from time-to-time and for such consideration as may be determined upon and fixed by the Board of Directors, as provided by law. Any and all such Common Shares issued, for which the full consideration has been paid or delivered, shall be deemed fully paid shares and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.


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         The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                  1.       Rights Applicable to all Classes.

         I. Cumulative Voting. No holder of shares of any class of Common Shares shall have cumulative voting power for any purpose.

         II. Class Voting. Holders of any class of Common Shares shall not be entitled to vote as a class for any purpose not required by the General Corporation Law, and in any such case, only a majority vote of the shares of such class shall be required for any purpose.

         III. Shares Issued Prior to the Effective Date of these Amended Articles of Incorporation. Each of the shares of Common Stock issued prior to January 19, 1988, is hereby classified as a share of Class A Common Stock.

         IV. Identical Rights. Except as otherwise provided in these Articles of Incorporation, all Common Shares shall be identical and shall have the same preferences, qualifications, limitations, restrictions and special or related rights in all respects.

         V. Subdivision and Combination of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Shares, then the outstanding shares of the other classes of Common Shares will be proportionately subdivided or combined.

                  2.       Class A Common Stock.

         I. Dividends. Holders of shares of Class A Common Stock shall be entitled to dividends when and as permitted by the General Corporation Law and when and as declared by the Board of Directors.

         II. Voting Rights. Each share of Class A Common Stock shall be entitled to one (1) vote for all purposes.

                  3.       Class B Common Stock.

         I. Dividends. Holders of shares of Class B Common Stock shall be entitled to dividends only as follows:

                  1. when and as permitted by the General Corporation Law and when and as declared by the Board of Directors; and,

                  2. only after such time as all of the principal of, and interest and penalty, if any, on the amount of the Total Facility by and between ICM Investment Company, an Ohio corporation ("ICM Investment"), its successors and assigns, as borrower, and Citicorp North American, Inc., (f/k/a Citicorp Industrial Credit, Inc.), a Delaware corporation ("CNA"), its successors and assigns, as lender, pursuant to a Loan Agreement by and between ICM Investment and CNA dated November 5, 1985, as



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         amended or restated from time-to-time, is fully paid; and further, if such Total Facility is refinanced from time-to-time, in whole or in part, with CNA or with a lender or lenders other than CNA, then the restriction on payment of dividends contained in this section shall continue, and remain in full force and effect until all of the principal of, and interest and penalty, if any, on the amount of such Total Facility, as refinanced, is fully paid.

         II. Voting Rights. Each share of Class B Common Stock shall be entitled to one (1) vote for all purposes.

                  4.       Class C Common Stock.

         I. Dividends. Holders of Class C Common Stock shares shall be entitled to dividends when and as permitted by the General Corporation Law and when and as declared by the Board of Directors, provided, however, that:

                  (i) if dividends are declared which are payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, dividends will be declared which are payable at the same rate on each class of Common Shares and the dividends payable in shares of Class A Common Stock will be payable to holders of shares of Class A Common Stock, the dividends payable in shares of Class B Common Stock will, to the extent permitted under these Articles of Incorporation, be payable to holders of Class B Common Stock, and the dividends payable in shares of Class C Common Stock will be payable to holders of shares of Class C Common Stock; and,

                  (ii) if dividends, payable in cash or in kind (except as aforesaid) are declared on the shares of Class A Common Stock, dividends shall be declared on the shares of Class C Common Stock which are payable at the same rate per share as the dividends declared on each share of Class A Common Stock (which rate shall be appropriately adjusted to reflect any stock dividend payable upon, or subdivision or combination of, one or more classes of the Common Shares).

         II. Voting Rights. Except as otherwise required under the General Corporation Law, each share of Class C Common Stock shall have no voting rights.

         III. Conversion. Each record holder of shares of Class C Common Stock will be entitled to convert any or all of such holder's shares of Class C Common Stock into shares of Class A Common Stock at the rate of one share for each share of Class C Common Stock or fractions thereof so converted (which rate shall be appropriately adjusted to reflect any stock dividend payable upon, or subdivision or combination of, one or more classes of Common Shares); provided, however, that no holder of Class C Common Stock shall be entitled to convert any shares of Class C Common Stock into shares of Class A Common Stock except to the extent permitted by the Class C Conversion Conditions (as hereinafter defined).


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         As used herein, the Class C Conversion Conditions shall mean any one or more of the following:

                  (i) In connection with an underwritten public offering of shares of the Corporation's Class A Common Stock in which a holder of shares of Class C Common Stock has a contractual right to sell shares of Class A Common Stock in such public offering, such holder may convert that number of shares of Class C Common Stock as converts into the number of shares of Class A Common Stock that such holder is entitled to sell in such offering;

                  (ii) At any time after a public offering of shares of the Corporation's Class A Common Stock, a holder of shares of Class C Common Stock may, in connection with the sale by such holder pursuant to an effective registration statement or under Rule 144 promulgated under the Securities Act of 1933, as amended, or similar successor rule or regulation, convert that number of shares of Class C Common Stock as converts into the number of shares of Class A Common Stock to be sold thereunder;

                  (iii) At any time after any other transaction or series of related transactions pursuant to which "beneficial ownership" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) of shares of the Corporation's Common Shares constituting at least a majority of the ordinary voting power as represented by all of the Corporation's shares then outstanding is to be, or has been, transferred to a person or entity (the "Majority Entity") (excluding any holder of shares of Class C Common Stock), then shares of Class C Common Stock shall convert into shares of Class A Common Stock upon transfer to the Majority Entity of any or all of such holder's shares of Class C Common Stock; and,

                  (iv) A holder of shares of Class C Common Stock may convert shares of Class C Common Stock at any time to the extent that such conversion is not prohibited by the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and the applicable rules and regulations promulgated thereunder by the Board of Governors of the Federal Reserve System (the "Board"), as certified in writing to the Corporation by such holder at the time of such conversion, which certification shall be accompanied by either: (a) a confirmatory letter by or on behalf of the Board; or,
                           (b) if after giving effect to such conversion the total number of shares of Common Shares owned by such holders and its affiliates (as such term is used in the BHC Act) would represent 4.9% or less of the total number of shares of all classes of the Corporation's Common Shares having the power to vote generally in the election of the Corporation's board of directors, a favorable written opinion of independent counsel reasonably satisfactory to the Corporation.


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

         A holder's right to convert shares of Class C Common Stock under any of the circumstances described in the foregoing clauses (i) through (iv), inclusive, shall be established by written notice given by the Corporation to such holder, or by such holder to the Corporation, to the effect that such circumstances exist or are about to exist; provided, however, that so long as such holder is subject to the provisions of the BHC Act and the applicable rules and regulations promulgated thereunder by the Board, the conversion proposed to be effected under clauses (i) through (ii), inclusive, shall be effective only if the holder is selling the shares of Class A Common Stock receivable upon conversion in either a widely dispersed public offering or in sales aggregating separately no greater than two percent (2%) of the outstanding shares of Class A Common Stock each (after giving effect to such sales).

         Each conversion of shares of Class C Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into Class A common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted shares of Class C Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

         Promptly after such surrender and the receipt by the Corporation of the written notice from the holder hereinbefore referred to, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion and a certificate representing shares of any Class C Common Stock which were represented by the certificate of certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for shares of Class A Common Stock upon conversion will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other costs incurred by the Corporation in connection with such conversion.

         IV. Transfers. The Corporation will not close its books against the transfer of any shares of Class A Common Stock or Class C Common Stock, or of any shares of Class A Common Stock issued or issuable upon conversion of shares of Class C Common Stock, in any manner that would interfere with the timely conversion of such shares of Class C Common Stock.

         V. Reservation of Shares for Conversion. So long as any shares of Class C Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued Common Shares (or any Class A Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion of the shares of Class C Common Stock.


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         VI.      Merger, etc. In connection with any merger, consolidation, or recapitalization in which holders of shares of Class A Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, all holders of shares of Class C Common Stock shall be given the opportunity to receive the same consideration for their shares as received by the holders of shares of Class A Common Stock.

         FIFTH:   The period of existence of the Corporation is perpetual.

         SIXTH:   1.       Notwithstanding any provision in the General
Corporation Law requiring for any purpose the vote, consent, waiver, or release of the holders of a designated greater proportion (but less than all) of the shares of any particular class or of each class, if the shares are classified, the vote, consent, waiver, or release of the holders of at least a majority of the voting power or of at least a majority of the shares entitled to vote, as the case may be, of such particular class or of each class, if the shares are classified, shall be required in lieu of any such designated greater proportion otherwise required by any provisions of said General Corporation Law.

                  2. Whenever the General Corporation Law shall fail to prescribe a designated proportion of voting power required for any purpose, the vote, consent, waiver, or release of at least a majority of the voting power represented at a meeting of shareholders at which a quorum is present shall be sufficient for any such purpose; and at any such meeting the shareholders entitled to exercise at least a majority of the voting power relating to any such purpose shall constitute a quorum.

                  3.       Whenever the Corporation shall engage in whole or in
part in the exploitation of mines, timber, oil wells, gas wells, quarries, or other natural resources, the Corporation may compute its surplus for the purpose of paying dividends without making any deduction or allowance for the depletion of said assets incidental to the exploitation and sale thereof.

                  4. The Corporation shall have the power, without the approval, which might otherwise be required, of any of its shareholders, to repurchase any of its shares if and when any shareholder desires to, or on the happening of any event is required to, sell such shares, and shall have the power, without the approval of any of its shareholders, to purchase any of its issued shares to the fullest extent permitted by Section 1701.35 of the General Corporation Law.

         SEVENTH: The Corporation shall, to the fullest extent permitted by
Section 1701.13 of the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.


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         EIGHTH:  From time to time, any of the provisions of these Amended
Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the General Corporation Law and the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by the Articles of Incorporation are granted subject to the provisions of this Article EIGHTH.

         NINTH:   These Amended Articles of Incorporation supercede and take the place of the heretofore existing Articles of Incorporation of the Corporation and all amendments thereto.



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